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                                  Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of UniComp, Inc. on Form S-and Form S-8 of our report dated May 22, 1997, except for the third paragraph of Note 3 as to which the date is November 29, 1997, on our audit of consolidated statements of income, of cash flow and of changes in stockholders equity for the year ended February 28, 1997 which report is included in the Company's annual Report on Form 10-K.


                                             PRICEWATERHOUSECOOPERS LLP



Atlanta, Georgia
June 11, 1999